Exhibit 10.1

PARTIAL ASSIGNMENT AND ASSUMPTION OF, AND FIFTH AMENDMENT TO, PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

THIS PARTIAL ASSIGNMENT AND ASSUMPTION OF, AND FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment” or the “Fifth Amendment”) is made as of this 1st day of June, 2015, by and among the seller entities party hereto (each, individually a “Seller” and collectively the “Sellers”), and FOUNTAINS PORTFOLIO OWNER, LLC, a Delaware limited liability company (“Original Buyer”), and WATERMARK FOUNTAINS OWNER, LLC, a Delaware limited liability company as purchaser (“Watermark Fountains Owner”; from and after the date hereof, Original Buyer and Watermark Fountains Owner are collectively, “Buyer”).

R E C I T A L S:

A.    Seller and Buyer have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of February 18, 2015 (the “Original Agreement”), as amended by an Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 25, 2015 (the “First Amendment”), a Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of April 1, 2015 (the “Second Amendment”), a Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of April 8, 2015 (the “Third Amendment”), and a Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of April 9, 2015 (the “Fourth Amendment”, and together with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Existing Agreement”), pursuant to which Seller agreed to sell the Properties (as defined in the Agreement), pursuant to and in accordance with the terms of the Agreement.

B.    Pursuant to the Fourth Amendment, a new Section 15.1.17 was added to the Agreement providing for Buyer to receive a credit at Closing against the Purchase Price in an amount equal to the aggregate deposits that are required to be funded by Buyer with any state in connection with obtaining any Required Governmental Approval for any Community (the “Community Deposit Credit”), up to a maximum aggregate credit of Six Million and no/100 Dollars ($6,000,000.00) (the “Maximum Deposit Credit”).

C.    Seller and Buyer have agreed to modify the Existing Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties do hereby agree as follows:

1.Recitals. The foregoing recitals are true and correct and are incorporated herein in their entirety.

2.Construction; Effect of Amendment. This Amendment shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect. From and after the date hereof, all references in the Existing Agreement and this Amendment to the “Agreement” shall be deemed to refer to the Existing Agreement, as amended by this Amendment.

3.Defined Terms. All initially capitalized terms used in this Amendment shall have the same meaning as set forth in the Existing Agreement unless otherwise provided.
4.Legal Descriptions. The Legal Descriptions attached as Exhibit A to the Existing Agreement for each of the Properties are hereby deleted and replaced in their entirety with Exhibits D-1 through D-22, respectively, attached hereto: (Exhibit D‑1) the Albemarle Property; (Exhibit D-2) the Bellevue Property (Parcel A); (Exhibit D-3) the Bellevue Property (Parcels B and C); (Exhibit D-4) the Bellevue Property (Parcels D and D1); (Exhibit D-5) the Boca Ciega Property; (Exhibit D-6) the Bronson Place Property (Parcels 1 and 3); (Exhibit D-7) the Bronson Place Property (Parcel 2); (Exhibit D-8) the Canterbury Property; (Exhibit D-9) the Carlotta Property; (Exhibit D-10) the Crystal Lake Property (Lot 10); (Exhibit D-11) the Crystal Lake Property (Lots 6, 7, and 11); (Exhibit D‑12) the Franklin Property; (Exhibit D-13) the Greenbriar Property; (Exhibit D-14) the La Cholla Property; (Exhibit D-15) the La Jolla Property; (Exhibit D-16) the Lake Pointe Woods Property; (Exhibit D-17) the Millbrook Property (Parcel A); (Exhibit D-18) the Millbrook Property (Parcel B); (Exhibit D-19) the Millbrook Property (Parcel C); (Exhibit D-20) the RiverVue Property; (Exhibit D-21) the Sea Bluffs Property; and (Exhibit D-22) the Washington House Property.
5.Updated Schedules. Pursuant to Section 9.2 of the Agreement, attached hereto are updates of the following schedules: Schedule 1; Schedule 2; Schedule 2.4; Schedule 2.5; Schedule 2.6; Schedule 2.9; Schedule 4; Schedule 5; Schedule 6; Schedule 6.3; Schedule 7; Schedule 8; Schedule 9; Schedule 9.1; Schedule 9.1.4; Schedule 9.1.9; Schedule 9.1.18; and Schedule 11.1.4. The Parties acknowledge and agree that, except to the extent updated and attached hereto, the Schedules attached to the Existing Agreement remain unchanged.
6.Community Deposit Credit. The Parties acknowledge and agree that the full amount of the Community Deposit Credit will not be ascertainable at Closing due to the fact that some of the Communities will be subject to an interim bridging arrangement as reflected in the applicable Interim Bridging Document for such Community (the “Bridged Communities”). Accordingly, the Parties agree that, notwithstanding anything to the contrary set forth in Section 15.1.17 to the Agreement, at Closing: (a) Buyer shall receive a credit (if any) for the aggregate deposits that are required to be funded by Buyer with any state in connection with obtaining any Required Governmental Approval for those Communities that are not Bridged Communities; and (b) any remaining amount of the Community Deposit Credit after the application of such credits pursuant to the foregoing clause (a) (if any), and (b) shall be retained in Escrow pursuant to the Holdback Agreement until the earlier of (i) such time as the Interim Bridging Documents for all of the Bridged Communities have been terminated, or (ii) the Community Deposit Credit has been fully depleted as provided herein. As and when an Interim Bridging Document for a Bridged Community is terminated, Buyer shall be entitled to a receive from the Escrow an amount equal to the aggregate deposit that is required to be funded by Buyer with the applicable state where such Bridged Community is located in connection with obtaining any Required Governmental Approval for such Bridged Community, up to the remaining amount of the Community Deposit Credit then remaining in the Escrow, and Escrow Holder shall release such amount from the Escrow as directed by Buyer. Any balance remaining in the Escrow attributable to the Community Deposit Credit after the termination of the last Interim Bridging Document shall be disbursed to Seller.

7.Proration True-Up for Bridged Communities. Notwithstanding anything to the contrary contained in the Existing Agreement (including, without limitation, the Survival Period and the provisions of Section 15.3 thereof), the Parties acknowledge and agree that, within thirty (30) days after each Interim Bridging Document for a Bridged Community is terminated, the Parties shall determine the net operating income (or loss) for such Bridged Community for the period of the term of the applicable Interim Bridging Document. The Parties shall determine such net operating income (or loss) utilizing the same accounting methods and practices as utilized at such Bridged Community immediately prior to the Closing. If the aggregate amount paid by the “Lessee” as “rent” under the applicable Interim Bridging Document is greater than the net operating income (or loss) for such Bridged Community (the “Lessee Overpayment”), then Lessor shall, within thirty (30) days after such amount is calculated, pay to Lessee an amount equal to the Lessee Overpayment. If the aggregate amount paid by the “Lessee” as “rent” under the applicable Interim Bridging Document is less than the net operating income (or loss) for such Bridged Community (the “Lessee Underpayment”), then Lessee shall, within thirty (30) days after such amount is calculated, pay to Lessor an amount equal to the Lessee Underpayment.
8.Seller Closing Deliveries. Sections 13.1.10 and 13.1.11 of the Existing Agreement are hereby deleted and replaced with the following:
“13.1.10    Assignment and Assumption of Membership Interest and Clubhouse Lease. Two (2) originals of the Assignment and Assumption of Membership Interest and Clubhouse Lease pursuant to which Fountains Sea Bluffs SL, LP assigns to Watermark Sea Bluffs, LLC, and Watermark Sea Bluffs, LLC assumes all of Fountains Sea Bluffs SL, LP’s right, title and interest in and to (i) the membership interests in Fountains Sea Bluffs CH, LLC and (ii) that certain lease pertaining to the clubhouse at the Sea Bluffs Community (the “Assignment and Assumption of Membership Interest and Clubhouse Lease”) duly executed by Fountains Sea Bluffs SL, LP.
13.1.11    Side Letter Agreement (Millbrook Agency Lease). Two (2) originals of the Side Letter Agreement re Millbrook Agency Lease substantially in the form of Exhibit C attached to the Fifth Amendment duly executed by the applicable Seller.”
9.Buyer Closing Deliveries. A new Section 13.2.10 is hereby added to the Existing Agreement as follows:
“13.2.10    Assignment and Assumption of Membership Interest and Clubhouse Lease. Two (2) originals of the Assignment and Assumption of Membership Interest and Clubhouse Lease duly executed by Fountains Sea Bluffs SL, LP and by Watermark Sea Bluffs, LLC.
10.SEC Filings. Notwithstanding anything to the contrary set forth in Section 11.1.8 of the Agreement, the Parties agree that, in lieu of Sellers delivering the signed representation letter and audit inquiry letter in the forms of Exhibit J and Exhibit K, respectively, to the Existing Agreement, Buyers shall have the right to request Sellers to deliver the signed representation letter and audit inquiry letter, and Sellers will deliver the same, upon fifteen (15) days’ request given on or prior to the expiration of the Survival Period. Nothing contained herein shall require Seller to maintain its corporate existence beyond the periods required in the Existing Agreement, and in no event shall Seller be in breach of its obligations under this Agreement if Seller is unable to deliver the requested signed representation letter and audit inquiry letter due to the fact that it has been dissolved (so long as such dissolution was not in violation of the Existing Agreement, including with respect to the obligations of Fountains Senior Living Holdings, LLC to assume any such Seller’s obligations as set forth in the Existing Agreement).
11.Assignment and Assumption of Agreement. As provided in Section 20 of the Agreement, Buyer hereby assigns to Watermark Fountains Owner all of Buyer’s right, title and interest as Buyer in, to and under the Agreement with respect to the following Properties: (i) Albemarle, (ii) Boca Ciega Bay, (iii) Crystal Lake, (iv) Franklin, (v) Greenbriar, (vi) La Cholla, (vii) Millbrook, (viii) RiverVue, (ix) Washington House, and (x) La Jolla. Original Buyer shall retain all right, title and interest as Buyer in, to and under the Agreement with respect to: (a) Bellevue, (b) Bronson Place, (c) Canterbury, (d) Carlotta, (e) Lake Pointe Woods, and (f) Sea Bluffs. Buyer and Seller hereby agree that, from and after the date of this Amendment, each of Original Buyer and Watermark Fountains Owner shall be jointly and severally liable as Buyer under the Agreement, and that this section shall serve as Buyer’s notice to and Seller’s acceptance of such assignment to the extent required by Section 20 of the Agreement.
12.Execution and Counterparts. This Amendment may be executed in counterpart originals, each of which when taken together shall be deemed an original and shall constitute one and the same instrument. Signatures of the parties hereto on copies of this Amendment transmitted by facsimile machine or electronic mail shall be deemed originals for all purposes hereunder, and shall be binding upon the parties hereto.

[SIGNATURES BEGIN ON THE FOLLOWING PAGES]

NOW THEREFORE, this Amendment has been executed as of the date and year first above written.

BUYER:

FOUNTAINS PORTFOLIO OWNER, LLC,
a Delaware limited liability company

By:	/s/ Ronald J. Lieberman
Name:	Ronald J. Lieberman
Title:	Executive Vice President, General Counsel and Secretary

[ADDITIONAL BUYER SIGNATURE FOLLOWS]

[Signature Page to Partial Assignment and Assumption of, and Fifth Amendment to,
Purchase and Sale Agreement and Joint Escrow Instructions]

WATERMARK FOUNTAINS OWNER, LLC,
a Delaware limited liability company

By:	/s/ Ronald J. Lieberman
Name:	Ronald J. Lieberman
Title:	Executive Vice President, General Counsel and Secretary

[SELLER SIGNATURES BEGIN ON NEXT PAGE]

[Signature Page to Partial Assignment and Assumption of, and Fifth Amendment to,
Purchase and Sale Agreement and Joint Escrow Instructions]

SELLER:

FOUNTAINS ALBEMARLE SL, LLC		FOUNTAINS BOCA CIEGA SL, LLC

By:	/s/ Michael K. Casey	By:	/s/ Michael K. Casey
Name:	Michael K. Casey	Name:	Michael K. Casey
Title:	Vice President	Title:	Vice President

FOUNTAINS BRONSON PLACE SL, LLC		FOUNTAINS CANTERBURY SL, LLC

By:	/s/ Michael K. Casey	By:	/s/ Michael K. Casey
Name:	Michael K. Casey	Name:	Michael K. Casey
Title:	Vice President	Title:	Vice President

FOUNTAINS CARLOTTA SL, LP		FOUNTAINS CRYSTAL LAKE AP, LLC

By:	/s/ Michael K. Casey	By:	/s/ Michael K. Casey
Name:	Michael K. Casey	Name:	Michael K. Casey
Title:	Vice President	Title:	Vice President

FOUNTAINS FRANKLIN SL, LLC		FOUNTAINS GREENBRIAR SL, LLC

By:	/s/ Michael K. Casey	By:	/s/ Michael K. Casey
Name:	Michael K. Casey	Name:	Michael K. Casey
Title:	Vice President	Title:	Vice President

FOUNTAINS LA CHOLLA SL, LLC		FOUNTAINS LAKE POINTE WOODS SL, LLC

By:	/s/ Michael K. Casey	By:	/s/ Michael K. Casey
Name:	Michael K. Casey	Name:	Michael K. Casey
Title:	Vice President	Title:	Vice President

FOUNTAINS MILLBROOK SL, LLC		FOUNTAINS MILLBROOK AP, LLC

By:	/s/ Michael K. Casey	By:	/s/ Michael K. Casey
Name:	Michael K. Casey	Name:	Michael K. Casey
Title:	Vice President	Title:	Vice President

FOUNTAINS RIVERVUE SL, LLC		FOUNTAINS SEA BLUFFS SL, LP

By:	/s/ Michael K. Casey	By:	/s/ Michael K. Casey
Name:	Michael K. Casey	Name:	Michael K. Casey
Title:	Vice President	Title:	Vice President

FOUNTAINS WASHINGTON HOUSE SL, LLC		FOUNTAINS LA JOLLA SL, LP

By:	/s/ Michael K. Casey	By:	/s/ Michael K. Casey
Name:	Michael K. Casey	Name:	Michael K. Casey
Title:	Vice President	Title:	Vice President

FOUNTAINS CRYSTAL LAKE SL, LLC		FOUNTAINS BELLEVUE SL, LLC

By:	/s/ Michael K. Casey	By:	/s/ Michael K. Casey
Name:	Michael K. Casey	Name:	Michael K. Casey
Title:	Vice President	Title:	Vice President

FOUNTAINS BELLEVUE AP, LLC

By:	/s/ Michael K. Casey
Name:	Michael K. Casey
Title:	Vice President